EXHIBIT 99.1

Royal Gold Reports a 38% Increase in Fourth Quarter Earnings and Record Annual Revenue

DENVER, COLORADO. AUGUST 11, 2016: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports net income attributable to stockholders (“net income”) of $20.4 million, or $0.32 per share, on revenue of $94.1 million in its fiscal fourth quarter ended June 30, 2016 (“fourth quarter”). Earnings increased 38% compared to the prior year quarter net income of $14.8 million, or $0.23 per share, on revenue of $73.6 million. The average gold price was $1,259 per ounce, up 6% from the prior year quarter.

Fourth Fiscal Quarter 2016 Highlights Compared to the Prior Year Quarter:

•	Volume of 74,700 Gold Equivalent Ounces (“GEOs[1]”), an increase of 21%
•	Revenue of $94.1 million, an increase of 28%
•	Reported earnings per share of $0.32, an increase of 38%
•	Operating cash flow of $49.2 million, an increase of 12%
•	Dividends paid of $15 million, an increase of 5%.

Fiscal 2016 Highlights Compared to Fiscal 2015:

•	Record volume of 308,000 GEOs[2], an increase of 36%
•	Record revenue of $359.8 million, an increase of 29%
•	Record dividends paid of $58.7 million, an increase of 5%

For the fiscal year ended June 30, 2016 (“fiscal 2016”), Royal Gold reports record revenue of $359.8 million, a 29% increase over $278.0 million in fiscal 2015. Fiscal 2016 earnings were impacted by impairments reported in the March 2016 quarter and discrete tax expenses reported in the September 2015 quarter resulting in a net loss attributable to stockholders of $77.1 million, or ($1.18) per share, compared to fiscal 2015 net income of $52.0 million, or $0.80 per share. Absent the adjustments for impairments and the discrete tax expenses, fiscal 2016 adjusted net income3 would have been $65.0 million, or $1.00 per share. The average gold price was $1,168 in fiscal 2016, down 5% from fiscal 2015.

1 GEOs are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 59,600 in the fourth quarter compared to 53,300 in the year-ago quarter.

2 GEOs net of stream payments were 247,300 for fiscal 2016, compared to 199,800 net GEOs in fiscal 2015.

3 Non-GAAP measure. See Schedule A for reconciliation.

“We made great progress in fiscal 2016 by enhancing our portfolio with four large transactions resulting in immediate contributions to our operating results from four new mines, including Pueblo Viejo, Andacollo, Wassa and Prestea,” commented Tony Jensen, President and CEO. “And fiscal 2017 is starting off strong with Centerra Gold’s agreement to acquire Thompson Creek Metals. In this new fiscal year, we look forward to a financially stronger Mount Milligan, construction progress at Rainy River and the Wassa and Prestea underground mines, and ongoing development at Cortez Crossroads to further grow and diversify our portfolio.”

Recent Developments

Mount Milligan Commitment Letter

On July 5, 2016, we signed a binding commitment letter with Centerra Gold Inc. (“Centerra”) describing key terms of a future amendment to the Company’s streaming interest at the Mount Milligan mine owned by Terrane Metals Corp. (“Terrane”), a subsidiary of Thompson Creek Metals Company Inc. (“Thompson Creek”). Centerra entered into a definitive arrangement agreement to acquire Thompson Creek and, in connection with closing that acquisition, will redeem all of Thompson Creek’s secured and unsecured notes.

Under the commitment letter, our 52.25% gold streaming interest at Mount Milligan will be amended to a 35% gold stream and we will obtain an 18.75% copper stream. We will continue to pay $435 per ounce of gold delivered and will pay 15% of the spot price per metric tonne of copper delivered. The amendment is conditioned upon closing of Centerra’s acquisition of Thompson Creek. Royal Gold estimates this amendment to be value neutral on a discounted cash flow basis, and expects about two-thirds of its future net revenue from Mount Milligan will be gold related and one-third copper related over the next ten years. After transition to the amended stream, Royal Gold expects that approximately 85% of our total net revenue will come from precious metals and 15% from base metals.4

Centerra’s proposed acquisition of Thompson Creek is subject to court and applicable regulatory approvals as well as approval of Thompson Creek shareholders, and is expected to close in the fall of calendar 2016.

Fiscal 2016 Overview

Fiscal year 2016 revenue of $359.8 million included stream revenue of $238.0 million and royalty revenue of $121.8 million. Stream segment gold purchases totaled approximately 216,600 ounces of gold and sales were approximately 202,000 ounces of gold. Stream segment silver purchases were 532,600 ounces and sales were 208,900 ounces of silver. The Company had approximately 19,800 ounces of gold and 323,700 ounces of silver in inventory at June 30, 2016, as previously announced, compared to 5,300 ounces of gold at June 30, 2015.

4 Based on current projections for the next five years from operators where the Company has interests.

The increase in fiscal 2016 revenue, compared to the fiscal year ended June 30, 2015, resulted primarily from higher production at Mount Milligan and new production from our recently acquired streams at the Wassa, Prestea, Pueblo Viejo and Andacollo mines.

Fiscal 2016 cost of sales was $71.0 million, compared to $33.5 million in fiscal 2015. The increase is primarily attributable to higher volume from our streaming segment. Cost of sales is specific to our stream agreements and results from the Company’s purchase of gold and silver for cash payments at a set contractual price, or a percentage of the prevailing market price of gold or silver when purchased.

General and administrative expenses increased to $31.7 million in fiscal 2016 compared to $24.9 million in fiscal 2015. The increase was primarily due to non-cash, stock-based compensation of approximately $4.9 million, resulting from management’s change in estimate for the number of performance shares that are expected to vest.

Depreciation, depletion and amortization expense increased to $141.1 million in fiscal 2016, compared to $93.5 million in fiscal 2015. The increase was primarily attributable to the ramp-up in production at Mount Milligan ($11.4 million) and new production from the recently acquired streams at Pueblo Viejo ($21.9 million), Wassa and Prestea ($7.8 million), and Andacollo
($9.0 million).

Exploration costs, which are specific to our Peak Gold joint venture in Alaska, increased to $8.6 million in fiscal 2016, compared to $2.2 million in fiscal 2015.

We recognized a fiscal 2016 income tax expense of $60.7 million compared to $9.6 million in fiscal 2015.  The increase is primarily related to the gain attributable to the Company’s Andacollo transactions, the liquidation of our Chilean subsidiary, and impairment charges.

At June 30, 2016, we had current assets of $164.8 million compared to current liabilities of $22.7 million. This compares to current assets of $797.0 million and current liabilities of $25.0 million at June 30, 2015. The decrease in our current assets was primarily attributable to a decrease in our cash and equivalents resulting from the stream acquisitions completed early in the fiscal year.

The Company repaid $25 million on its revolving credit facility during the fourth quarter and as of June 30, 2016, had $375 million available and $275 million outstanding under the facility. Working capital, combined with the Company’s undrawn revolving credit facility, totaled $517.1 million in liquidity at June 30, 2016.

PROPERTY HIGHLIGHTS

A summary of fiscal 2016 fourth quarter and historical production can be found on Tables 1 and 2. Calendar year production estimates versus actual production at certain producing properties can be found on Table 3. Results of our streaming business for the three months and fiscal year ended June 30, 2016 compared to the three months and fiscal year ended June 30, 2015, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during fiscal 2016, compared to fiscal 2015, are detailed in our Form 10-K.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 193 properties on six continents, including interests on 38 producing mines and 24 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the fourth fiscal quarter results will be held Thursday, August 11, 2016 at 10:00 a.m. Mountain Daylight Time (noon Eastern Daylight Time) and will be available by calling (855) 209-8260 (U.S.), (855) 669-9657 (Canada) or (412) 542-4106 (international), conference title “Royal Gold.” The call will be simultaneously broadcast on the Company’s website at www.royalgold.com under the “Presentations” section. A replay of this webcast will be available on the Company’s website approximately two hours after the call ends.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about operators’ expectations about development; anticipated production and returns from our stream and royalty properties, including without limitation Centerra’s proposed acquisition of Thompson Creek Metals Company, Centerra’s financial strength as proposed owner of Mount Milligan, estimated percentages of precious and base metals expected from Mount Milligan and from the Company’s stream and royalty portfolio in the aggregate after the proposed Mount Milligan stream agreement becomes effective; construction progress at Rainy River and at Wassa and Prestea and development at Cortez Crossroads; operators’ production estimates for calendar year 2016 and statements about the opportunities for portfolio and investment growth and diversification and the Company’s ability to pursue such opportunities. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; the failure of Centerra’s acquisition of Thompson Creek to occur; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream and royalty payments, or payments not made in accordance with stream and royalty agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its stream and royalty properties or the operators of such properties, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third Party Information:  Royal Gold does not own, develop or mine the properties on which it holds stream or royalty interests.  Certain information provided in this press release, including production estimates for calendar 2016, has been provided to us by the operators of those properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

TABLE 1

Fourth Quarter Fiscal 2016

Revenue and Reported Production for Principal Royalty and Stream Interests

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		June 30, 2016			June 30, 2015
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production1[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$29,874	23,800	oz.	$27,411	23,000	oz.
Andacollo	Gold	$17,080	13,500	oz.	N/A	N/A
Pueblo Viejo	Gold	$16,676	10,600	oz.	N/A	N/A
	Silver		208,900	oz.	N/A	N/A
Wassa and Prestea	Gold	$5,791	4,600	oz.	N/A	N/A
Other	Gold	$-	300	oz.	N/A	N/A
Total stream revenue		$69,421			$27,411

Royalty:
Peñasquito		$2,552			$10,369
	Gold		41,900	oz.		296,900	oz.
	Silver		2.6	Moz.		7.0	Moz.
	Lead		13.3	Mlbs.		48.2	Mlbs.
	Zinc		43.2	Mlbs.		88.9	Mlbs.
Voisey's Bay		$-			$3,021
	Nickel		N/A			9.0	Mlbs.
	Copper		N/A			20.8	Mlbs.
Holt	Gold	$2,775	13,500	oz.	$2,911	15,800	oz.
Cortez	Gold	$1,267	16,100	oz.	$3,283	43,900	oz.
Andacollo[2]	Gold	-	N/A	oz.	$9,433	10,500	oz.
Other	Various	18,114	N/A		$17,151	N/A
Total royalty revenue		24,708			$46,168
Total Revenue		94,129			$73,579

TABLE 1

Fiscal Year 2016

Revenue and Reported Production for Principal Royalty and Stream Interests

(In thousands, except reported production in oz. and lbs.)

		Fiscal Year Ended			Fiscal Year Ended
		June 30, 2016			June 30, 2015
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$125,438	108,800	oz.	$94,104	76,900	oz.
Andacollo	Gold	$49,243	41,600	oz.	N/A	N/A
Pueblo Viejo	Gold	$39,683	31,200	oz.	N/A	N/A
	Silver		208,900	oz.	N/A	N/A
Wassa and Prestea	Gold	$23,346	20,100	oz.	N/A	N/A
Other	Gold	$318	300	oz.	N/A	N/A
Total stream revenue		$238,028			$94,104

Royalty:
Peñasquito		$22,760			$30,306
	Gold		584,000	oz.		742,100	oz.
	Silver		21.4	Moz.		24.6	Moz.
	Lead		134.2	Mlbs.		158.4	Mlbs.
	Zinc		333.0	Mlbs.		340.8	Mlbs.
Voisey's Bay		$11,044			$16,665
	Nickel		78.6	Mlbs.		62.8	Mlbs.
	Copper		56.2	Mlbs.		64.8	Mlbs.
Holt	Gold	$10,295	58,300	oz.	$11,954	61,500	oz.
Cortez	Gold	$6,107	74,000	oz.	$18,044	229,000	oz.
Andacollo[2]	Gold	$-	-	oz.	$38,033	41,500	oz.
Other	Various	$71,556	N/A		$68,913	N/A
Total royalty revenue		$121,762			$183,915
Total Revenue		$359,790			$278,019

TABLE 2

Historical Production

				Reported Production For The Quarter Ended[1]
Property	Stream/Royalty	Operator	Metal(s)	Jun. 30, 2016		Mar. 31, 2016		Dec. 31, 2015		Sep. 30, 2015		Jun. 30, 2015
Stream:
Mount Milligan	52.25% of payable gold	Thompson Creek	Gold	23,800	oz.	25,400	oz.	38,700	oz.	21,000	oz.	23,000	oz.
Andacollo	100% of gold produced	Teck	Gold	13,500	oz.	13,500	oz.	5,200	oz.	9,500	oz.	N/A
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	10,600	oz.	11,800	oz.	8,800	oz.	N/A		N/A
	75% of payable silver up to 50 million ounces; 37.5% therafter		Silver	208,900	oz.	N/A		N/A		N/A		N/A
Wassa and Prestea	9.25% of gold produced up to 12/31/17; 10.5% of gold produced up to 240,000 ounces; 5.5% thereafter	Golden Star	Gold	4,600	oz.	3,500	oz.	8,800	oz.	3,200	oz.	N/A
Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	41,900	oz.	120,300	oz.	195,400	oz.	226,500	oz.	296,900	oz.
			Silver	2.6	Moz.	4.8	Moz.	6.8	Moz.	7.3	Moz.	7.0	Moz.
			Lead	13.3	Mlbs.	30.2	Mlbs.	41.7	Mlbs.	49.1	Mlbs.	48.2	Mlbs.
			Zinc	43.2	Mlbs.	73.1	Mlbs.	98.0	Mlbs.	118.7	Mlbs.	88.9	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	16,100	oz.	18,400	oz.	17,000	oz.	22,600	oz.	43,900	oz.
Holt	0.00013 x quarterly average gold price	Kirkland Lake Gold	Gold	13,500	oz.	13,500	oz.	15,000	oz.	16,300	oz.	15,800	oz.
Voisey's Bay	2.7% NSR	Vale
			Nickel	N/A		17.2	Mlbs.	23.6	Mlbs.	37.8	Mlbs.	9.0	Mlbs.
			Copper	N/A		39.2	Mlbs.	15.2	Mlbs.	1.7	Mlbs.	20.8	Mlbs.
Andacollo[2]	75%	Teck	Gold	N/A		N/A		N/A		N/A		10,500	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our royalty and stream interests for the stated period, as reported to us by operators of the mines.
[2]	This royalty was terminated effective July 1, 2015.

TABLE 3

Calendar 2016 Operators’ Production Estimate vs Actual Production

	Calendar 2016 Operator’s Production Estimate[1]					Calendar 2016 Operator's Production Actual[2,3]
	Gold	Silver		Base Metals		Gold	Silver		Base Metals
Stream/Royalty	(oz.)	(oz.)		(lbs.)		(oz.)	(oz.)		(lbs.)
Stream:
Andacollo[4]	57,600	-		-		25,300	-		-
Mount Milligan[5]	240,000-270,000	-		-		99,700	-		-
Pueblo Viejo[6]	600,000-650,000	Not provided				321,900	Not provided		-
Wassa and Prestea[7]	180,000-205,000	-				95,700
Royalty:
Cortez GSR1	119,200	-		-		31,800	-		-
Cortez GSR2	1,300	-		-		2,700	-		-
Cortez GSR3	120,500	-		-		34,400	-		-
Cortez NVR1	68,900	-		-		23,700	-		-
Penasquito[8]	520,000-580,000	22-24	million	-		161,000	7.8	million	-
Lead				145-155	million				46.1	million
Zinc				375-400	million				109.4	million

[1]	Production estimates received from our operators are for calendar 2016. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements preceding Table 1 above, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2015 10-K for information regarding factors that could affect actual results.
[2]	Actual production figures shown are for the period January 1, 2016 through June 30, 2016, unless otherwise noted.
[3]	Actual production figures for Andacollo and Cortez are based on information provided to us by the operators, and actual production figures for Andacollo, Mount Milligan, Peñasquito (gold), and Wassa and Prestea are the operators’ publicly reported figures.
[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.
[5]	The estimated and actual production figures shown for Mount Milligan are payable gold in concentrate.
[6]	The estimated and actual production figures shown are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.
[7]	The estimated production figure shown is payable gold in doré.
[8]	The estimated gold and silver production figures reflect payable gold and silver in concentrate and doré, while the estimated lead and zinc production figures reflect payable metal in concentrate.

TABLE 4
Stream Summary

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015		As of June 30, 2016	As of June 30, 2015
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Mount Milligan	31,200	23,700	21,400	23,000	7,500	5,300
Pueblo Viejo	11,000	11,000	N/A	N/A	11,000	N/A
Andacollo	13,500	13,500	N/A	N/A	-	N/A
Wassa and Prestea	4,400	4,600	N/A	N/A	1,300	N/A
Phoenix Gold	-	-	N/A	N/A	-	N/A
Total	60,100	52,800	21,400	23,000	19,800	5,300

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015		As of June 30, 2016	As of June 30, 2015
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Pueblo Viejo	322,800	208,900	N/A	N/A	323,700	N/A

	Fiscal Year Ended June 30, 2016		Fiscal Year Ended June 30, 2015		As of June 30, 2016	As of June 30, 2015
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Mount Milligan	111,000	108,800	74,400	76,900	7,500	5,300
Pueblo Viejo	42,200	31,200	N/A	N/A	11,000	N/A
Andacollo	41,700	41,600	N/A	N/A	-	N/A
Wassa and Prestea	21,400	20,100	N/A	N/A	1,300	N/A
Phoenix Gold	300	300	N/A	N/A	-	N/A
Total	216,600	202,000	74,400	76,900	19,800	5,300

	Fiscal Year Ended June 30, 2016		Fiscal Year Ended June 30, 2015		As of June 30, 2016	As of June 30, 2015
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Pueblo Viejo	532,600	208,900	N/A	N/A	323,700	N/A

ROYAL GOLD, INC.

Consolidated Balance Sheets

As of June 30,

(In thousands except share data)

	2016	2015
ASSETS
Cash and equivalents	$116,633	$742,849
Royalty receivables	17,990	37,681
Income tax receivable	20,043	6,422
Stream inventory	9,489	2,287
Available-for-sale securities	-	6,273
Prepaid expenses and other	614	1,511
Total current assets	164,769	797,023

Stream and royalty interests, net	2,848,087	2,083,608
Other assets	53,696	36,560
Total assets	$3,066,552	$2,917,191

LIABILITIES
Accounts payable	$4,114	$4,911
Dividends payable	15,012	14,341
Other current liabilities	3,554	5,721
Total current liabilities	22,680	24,973

Debt	600,685	313,869
Deferred tax liabilities	133,867	146,603
Uncertain tax positions	16,996	15,130
Other long-term liabilities	6,439	689
Total liabilities	780,667	501,264

Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 100,000,000 shares authorized; and 65,093,950 and 65,033,547 shares outstanding, respectively	651	650
Additional paid-in capital	2,179,781	2,170,643
Accumulated other comprehensive loss	-	(3,292)
Accumulated earnings	48,584	185,121
Total Royal Gold stockholders’ equity	2,229,016	2,353,122
Non-controlling interests	56,869	62,805
Total equity	2,285,885	2,415,927
Total liabilities and equity	$3,066,552	$2,917,191

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands except for per share data)

	For The Three Months Ended		For The Years Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue	$94,129	$73,579	$359,790	$278,019

Costs and expenses
Cost of sales	19,019	9,998	70,979	33,450
General and administrative	8,305	6,671	31,720	24,873
Production taxes	432	1,091	3,978	5,446
Exploration Costs	2,466	2,038	8,601	2,194
Depreciation, depletion and amortization	35,391	26,213	141,108	93,486
Impairment of stream and royalty interests and royalty receivables	-	-	98,588	31,335
Total costs and expenses	65,613	46,011	354,974	190,784

Operating income	28,516	27,568	4,816	87,235

Gain (loss) on available-for-sale securities	1,665	(183)	2,340	(183)
Interest and other income	1,582	178	3,711	883
Interest and other expense	(8,656)	(6,196)	(32,625)	(25,691)
Income (loss) before income taxes	23,107	21,367	(21,758)	62,244

Income tax expense	(5,025)	(6,394)	(60,680)	(9,566)
Net income (loss)	18,082	14,973	(82,438)	52,678
Net loss (income) attributable to non-controlling interests	2,357	(154)	5,289	(713)
Net income (loss) attributable to Royal Gold common stockholders	$20,439	$14,819	$(77,149)	$51,965

Net income (loss)	$18,082	$14,973	$(82,438)	$52,678
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available-for-sale securities	1,112	689	5,632	(3,292)
Reclassification adjustment for (gains) losses included in net income (loss)	(1,665)	167	(2,340)	160
Comprehensive income (loss)	17,529	15,829	(79,146)	49,546
Comprehensive income attributable to non-controlling interests	2,357	154	5,289	(713)

Comprehensive income (loss) attributable to Royal Gold stockholders	$19,886	$15,675	$(73,857)	$48,833

Net income (loss) per share available to Royal Gold common stockholders:

Basic earnings (loss) per share	$0.32	$0.23	$(1.18)	$0.80
Basic weighted average shares outstanding	65,090,772	65,033,547	65,074,455	65,007,861
Diluted earnings (loss) per share	$0.32	$0.23	$(1.18)	$0.80
Diluted weighted average shares outstanding	65,090,772	65,129,362	65,074,455	65,125,173
Cash dividends declared per common share	$0.23	$0.22	$0.91	$0.87

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	For The Three Months Ended		For The Years Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2016	2016	2015
Cash flows from operating activities:
Net income (loss)	$18,082	$14,973	$(82,438)	$52,678
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	35,391	26,213	141,108	93,486
Impairment of stream and royalty interests	-	-	98,588	31,335
Amortization of debt discount and issuance costs	4,843	3,088	12,985	12,100
Non-cash employee stock compensation expense	2,250	1,481	10,039	5,141
Tax benefit of stock-based compensation exercises	301	(290)	548	(364)
(Gain) loss on available-for-sale securities	(1,665)	183	(2,340)	183
Deferred tax benefit	12,263	6,548	(4,983)	(27,651)
Other	-	(46)	(390)	(46)
Changes in assets and liabilities:
Royalty receivables	2,245	1,805	17,221	5,977
Stream inventory	(4,088)	675	(7,203)	1,110
Income taxes receivable	(11,181)	(9,666)	(14,177)	15,525
Prepaid expenses and other assets	(1,783)	(121)	(153)	2,527
Accounts payable	684	1,892	(849)	150
Foreign withholding taxes payable	-	1	(199)	(2,000)
Uncertain tax positions	(83)	(331)	1,867	1,405
Other liabilities	(8,047)	(2,500)	235	543
Net cash provided by operating activities	$49,212	$43,905	$169,859	$192,099

Cash flows from investing activities:
Acquisition of royalty and stream interests	(19,853)	(88)	(1,346,109)	(60,429)
Andacollo royalty termination	-	-	345,000	-
Golden Star term loan	-	-	(20,000)	-
Proceeds from sale of available-for-sale securities	4,972	-	11,905	-
Tulsequah stream termination	-	-	-	10,000
Other	(7)	(702)	(309)	(773)
Net cash used in investing activities	$(14,888)	$(790)	$(1,009,513)	$(51,202)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	-	350,000	-
Repayment of revolving credit facility	(25,000)	-	(75,000)	-
Net (payments) proceeds from issuance of common stock	(179)	-	(353)	775
Common stock dividends	(15,011)	(14,342)	(58,720)	(56,054)
Debt issuance costs	(62)	(864)	(1,111)	(864)
Distribution to non-controlling interests	(1)	(578)	(830)	(1,805)
Tax (benefit) expense of stock-based compensation exercises	(301)	290	(548)	364
Net cash (used in) provided by financing activities	$(40,554)	$(15,494)	$213,438	$(57,584)
Net (decrease) increase in cash and equivalents	(6,230)	27,621	(626,216)	83,313
Cash and equivalents at beginning of period	122,863	715,228	742,849	659,536
Cash and equivalents at end of period	$116,633	$742,849	$116,633	$742,849

SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (GAAP). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA and Adjusted Net Income as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and noncore items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

SCHEDULE A

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

	For The Three Months Ended		For The Years Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss)	$18,082	$14,973	$(82,438)	$52,678
Depreciation, depletion and amortization	35,391	26,213	141,108	93,486
Non-cash employee stock compensation	2,250	1,481	10,039	5,141
Impairment of stream and royalty interests and royalty receivables	-	-	98,588	31,335
Interest and other, net	5,409	6,201	26,574	24,992
Income tax expense	5,025	6,394	60,680	9,566
Non-controlling interests in operating loss (income) of consolidated subsidiaries	2,357	(108)	5,289	(666)

Adjusted EBITDA	$68,514	$55,154	$259,840	$216,532

Adjusted Net Income (Loss) Reconciliation

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

	For The Three Months Ended		For The Years Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income (loss) attributable to Royal Gold common stockholders	$20,439	$14,819	$(77,149)	$51,965

Impairment of stream and royalty interests and royalty receivables, net of tax	-	-	86,130	24,185
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	56,000	-

Adjusted net income attributable to Royal Gold common stockholders	$20,439	$14,819	$64,981	$76,150

Adjusted earnings per share	$0.32	$0.23	$1.00	$1.17